EXHIBIT 99.1
THE HOME DEPOT TO ACQUIRE HUGHES SUPPLY
Transaction creates the nation’s largest diversified distributor of construction, repair and maintenance-related products
ATLANTA, January 10, 2006 – The Home Depot®, the world’s largest home improvement retailer, and Hughes Supply, Inc., a leading distributor of construction, repair and maintenance products, today announced a definitive agreement for The Home Depot to acquire Hughes Supply for an aggregate consideration of $3.47 billion, including the payment of $46.50 per outstanding share and the assumption of $285 million in net debt.
Hughes Supply will be part of The Home Depot Supply, a division that has built a leadership position in a range of markets serving business-to-business customers, such as homebuilders, professional contractors, municipalities and maintenance professionals. The addition of Hughes Supply more than doubles the size of The Home Depot Supply with projected 2006 combined sales approaching $12 billion. Together, the two companies will serve a $410 billion market, addressing the continuum from infrastructure and construction to maintenance, repair and remodel.
“By acquiring Hughes Supply, a company with a long and established reputation for excellence and service, we continue to execute our growth strategy laid out five years ago to enhance our core retail business, extend our business into adjacent areas and expand into new markets,” said Bob Nardelli, chairman, president & CEO of The Home Depot. “As part of our expand strategy, The Home Depot and Hughes Supply are an ideal strategic and operational fit for each other, and we look forward to welcoming the Hughes Supply team into The Home Depot family.”
Founded in 1928, Hughes Supply is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in 40 states. Hughes Supply’s leading position in many of the professional markets will add new platforms to The Home Depot Supply portfolio, while also providing additional scale to the division’s positions in water works, professional construction supply and multi-family maintenance. The combination will deliver purchasing synergies; enhance overall operating effectiveness through scale, simplification and knowledge transfer; and accelerate growth by providing professional customers exceptional value, convenience and choice.
“Hughes Supply, our largest acquisition thus far, will accelerate the execution of The Home Depot Supply strategy of repeating in the professional space the same type of market transformation The Home Depot pioneered and executed in the do-it-yourself retail space,” said Joe DeAngelo, executive vice president, The Home Depot Supply. “Together, we can better serve local, national and government customers, offer the broadest range of products and services, and drive synergies by leveraging our combined purchasing power and customer service. We are looking forward to working closely with Tom Morgan, president and CEO of Hughes Supply, and the company’s leadership team to establish an integrated professional business of motivated associates that focus on service, growth and shareholder value.”

“Home Depot Supply is well-positioned in the marketplace and possesses a wealth of resources to thrive in an industry where there are tremendous opportunities for growth,” said Morgan. “This combination is positive for all of our constituents: creating significant shareholder value, increasing the opportunities available to our employees, continuing our commitment to superior service to customers and building on the foundation of strong vendor relationships. We have accomplished a great deal since our company’s founding in 1928 due to the dedication and hard work of our people. Together with Home Depot Supply, we are positioned to achieve even more. We have a bright future ahead.”
The Home Depot said it will fund the acquisition with a combination of cash on hand and access to debt capital markets through the company’s $4 billion shelf registration, and that the deal will be accretive to earnings per share within its first year. The acquisition is expected to close as soon as possible pending appropriate shareholder and regulatory approvals.
About Hughes Supply
Headquartered in Orlando, Florida, Hughes Supply, Inc. (NYSE:HUG) employs approximately 9,600 associates and generated revenues of $4.4 billion in its last fiscal year ended January 31, 2005. Hughes Supply is a Fortune 500 company and was named the #1 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE magazine and was named to the Forbes Platinum 400, an exclusive list of the best managed publicly-traded companies in America.
About The Home Depot Supply
The Home Depot Supply is the business-to-business division of The Home Depot and is a key component of the company’s long-term growth strategy to expand its reach into new markets. Over the past few years, it has built a leadership position in a range of markets serving business-to-business customers, such as maintenance and repair professionals, homebuilders, professional contractors, municipalities and commercial builders.
About The Home Depot
Founded in 1978, The Home Depot® is the world’s largest home improvement specialty retailer and the second largest retailer in the United States, with fiscal 2004 sales of $73.1 billion. The company employs approximately 325,000 associates and has 2,012 stores in all 50 states, the District of Columbia, Puerto Rico, 10 Canadian provinces and Mexico. The company has announced plans for retail expansion into China. The Home Depot has been recognized by FORTUNE magazine as the No. 1 Most Admired Specialty Retailer for 2005. Its stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index. HDG
Certain statements contained herein, including those regarding growth, earnings per share, future financial reporting, financing, margins, return on invested capital, operations after the closing of the merger, the timing and certainty of closing of the merger, the accounting and financial impact of the merger, strategic direction and the demand for products and services, constitute “forward- looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; changes in the cost structures of the merger parties; the availability of sourcing channels consistent with strategies of differentiation; conditions affecting new store development; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of technology initiatives in improving operations and customers’ in-store experience; the ability to identify and respond to evolving trends in demographics and consumer preferences; the relative success of expansion strategies, including the ability to identify acquisition opportunities, particularly in markets outside the United States, and the ability to complete acquisitions on financially attractive terms and integrate them with other businesses, including integration risks relating to this merger; the ability to create appropriate distribution channels for key sales platforms; the ability to attract, train and retain highly qualified associates; the impact of new accounting standards; the impact of competition; and decisions by management related to possible asset impairments, regulation and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date made. Additional information regarding these and other risks and uncertainties is contained in the periodic filings with the SEC by The Home Depot, Inc. and Hughes Supply Inc., respectively, including their respective Annual Reports on Form 10-K for the fiscal year ended January 30, 2005. This press release does not, and no statement made in connection with this press release shall, constitute an offer of any securities for sale.
In connection with the proposed merger, Hughes Supply will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Hughes Supply at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.
Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply’s participants in the solicitation is set forth in Hughes Supply’s proxy statement dated April 18, 2005 relating to its 2005 Annual Meeting of Stockholders, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Financial Community	News Media
Diane Dayhoff	Paula Smith
Vice President of Investor Relations	Public Relations Manager
(770) 384-2666	(770) 384-3791
diane_dayhoff@homedepot.com	paula_c_smith@homedepot.com
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